EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of Material Technologies, Inc. of Form SB-2, of our report dated January 31, 2006, on the financial statements of Material Technologies, Inc. as of and for the periods ended December 31, 2005.  We also consent to the use of Corbin & Company, LLP’s name as it appears under the caption “Experts.”

                                                                                                                      /s/ Corbin & Company, LLP
                                                                                                                      Corbin & Company, LLP

Irvine, California
February 15, 2006